UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
March 10, 2009

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
000-51660	CapitalSouth Bancorp	Delaware	63-1026645

2340 Woodcrest Place Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 870-1939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)       On March 10, 2009, the Board of Directors of CapitalSouth Bancorp (the “Company”) unanimously voted to delist its common stock, par value $1.00 per share (the “Common Stock”), from the NASDAQ Capital Market (“Nasdaq”) and to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended.  In connection therewith, the Company notified Nasdaq on March 10, 2009 of the Company’s intention to file Form 25 on or about March 20, 2009.  The Company anticipates that the Form 25 will become effective ten (10) days following its filing.

On or about March 30, 2009, the anticipated effective date of the delisting of the Company’s Common Stock from Nasdaq, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily effect the deregistration of its common stock.  The Company is eligible to deregister by filing Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

99.1*     Press Release, dated March 10, 2009.

*         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITALSOUTH BANCORP

March 10, 2009	By: /S/ W. Dan Puckett
W. Dan Puckett
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1*	Press Release, dated March 10, 2009.

*         Filed herewith.